Jennison U.S. Emerging Growth Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								December 30, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison U.S. Emerging Growth Fund, Inc.
 File No. 811-07811


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for Jennison U.S. Emerging Growth Fund, Inc. for the fiscal year ended October 31, 2005. The Form N-SAR was filed using the EDGAR system.



Very truly yours,

/s/ Claudia DiGiacomo
Claudia DiGiacomo
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of December 2005.







Jennison U.S. Emerging Growth Fund, Inc.





Witness: /s/ George Chen			           		By: /s/ Claudia DiGiacomo
   George Chen	  	      			     Claudia DiGiacomo
   		 					     Assistant Secretary


























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